UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

DreamWorks Animation SKG, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32337	68-0589190

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 13, 2005, the compensation committee (the “Compensation Committee”) of the board of directors of DreamWorks Animation SKG, Inc. (the “Company”) established objective performance goals for performance-based options to purchase the Company’s Class A common stock (“Common Stock”) and performance-based restricted shares of Common Stock that were awarded under the Company’s 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) to certain named executive officers on October 27, 2004, the date of the Company’s initial public offering. A copy of the 2004 Plan was filed as Exhibit 10.1 to the Company’s Form S-1 dated October 27, 2004. The objective performance goals for each such named executive officer are based on (i) the Company’s revenues, (ii) the Company’s operating cash flow in excess of a predetermined return on investment and (iii) average return on investment, all of which are to be measured at the end of a four-year performance period.

The Compensation Committee also approved performance compensation awards with respect to 1,020,952 shares of Common Stock under the 2004 Plan for certain named executive officers. Pursuant to the terms and conditions of such awards, delivery of shares of Common Stock is contingent on a determination and certification by the Compensation Committee at the end of a four-year performance period that certain objective performance goals based on the Company’s revenues and the Company’s operating cash flow in excess of return on investment have been achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: January 14, 2005	By:	/s/ KRISTINA M. LESLIE
Kristina M. Leslie
Chief Financial Officer